QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 31, 2002

AVOCENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State of Incorporation)	000-30575 (Commission File Number)	91-2032368 (I.R.S. Employer Identification No.)

4991 CORPORATE DRIVE HUNTSVILLE, ALABAMA 35805 (Address of Principal Executive Offices/Zip Code)

(256) 430-4000 (Registrant's telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosures.

        On October 31, 2002, the Board of Directors of Avocent Corporation voted to increase the size of the Avocent Board from seven to nine members and elected two new directors. Harold D. "Harry" Copperman was elected as a Class II director (whose initial term will expire in 2005), and Francis A. "Fran" Dramis, Jr. was elected as a Class III director (whose initial term will expire in 2003). A press release announcing the election is incorporated herein by reference and filed as Exhibit 99.4 hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

  99.4
  Press Release dated November 1, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVOCENT CORPORATION

Dated: November 1, 2002	By:	/s/ DOUGLAS E. PRITCHETT
Douglas E. Pritchett Senior Vice President of Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Document	Page Nos.
Press Release dated November 1, 2002	Exhibit 99.4, 1-2

QuickLinks

  Item 5. Other Events and Regulation FD Disclosures.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX